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                                                                   EXHIBIT 10.14

                        WORLD HEALTH COMMUNICATIONS, INC.

                              STOCK INCENTIVE PLAN

         1. Establishment and Purpose of the Plan. This Stock Incentive Plan (the "Plan") is established by World Health Communications, Inc. (the "Company"). The Plan is intended to enable the Company to attract, retain and motivate officers and other key employees of the Company and any Subsidiary (as defined below) by providing for or increasing their proprietary interest in the Company. The Plan provides for options that qualify as incentive stock options ("Incentive Options") under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options that do not so qualify ("Non-Qualified Options," and, together with Incentive Options, "Options").

         2. Stock Subject to Plan. The maximum number of shares of stock that may be subject to Options shall not exceed in the aggregate 400,000 shares of the Company's common stock, par value $.0l per share, subject to adjustment as provided in Section 8. The Company shall at all times while the Plan is in force reserve such number of shares of common stock as will be sufficient to satisfy the requirements of all outstanding Options under the Plan. Shares of stock subject to the unexercised portions of any Options that expire, terminate or are cancelled may become available again for the grant of Options under the Plan.

         3. Eligibility. Persons who shall be eligible for the grant of Options shall be directors, officers and other key employees of the Company or any Subsidiary. However, directors who are not officers or other key employees of the Company or any Subsidiary may not be granted Incentive Options under the Plan. A person may be granted more than one Option. As used in
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the Plan, the term "Subsidiary" shall have the meaning assigned to it in Section
425 of the Code.

         4. Administration of the Plan.

                  (a) The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") for such purpose. The Committee shall consist of two or more members, each of whom shall not be eligible and shall not have been eligible at any time within one year prior to his or her appointment to the Committee for selection as a person to whom options may be granted pursuant to the Plan. The Board may from time to time add or remove members from the Committee, and shall have the sole authority to fill vacancies on the Committee.

                  (b) The Committee may from time to time determine which eligible persons shall be granted Options under the Plan, the type of Options, the terms of such Options and the number of shares for which an Option shall be granted.

                  (c) The Committee shall have the sole authority, in its absolute discretion: (i) to adopt, amend, and rescind such rules and regulations as, in its determination, may be advisable in the administration of the Plan,
(ii) to construe and interpret the Plan, the rules and regulations, and the instruments evidencing Options under the Plan and (iii) to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may amend the terms of any instrument evidencing Options, but no such amendment may be made in a manner unfavorable to the holder of an Option without his consent. The Committee may grant new Options following surrender, cancellation or other termination of previously outstanding higher-priced Options, on the same or different terms, without shareholder approval. All decisions, determinations and interpretations of the Committee shall be final and binding on all Plan participants.
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         5. Incentive Stock Option Limitation. The aggregate fair market value
(determined at the date the option is granted) of the stock with respect to which Incentive Options are exercisable for the first time by any eligible officer or other key employee in any calendar year under the Plan and under any other stock option plan of the Company or any parent or subsidiary corporations (as such terms are defined in Section 425 of the Code) shall not exceed $100,000.

         6. Exercise Price. The exercise price for each Incentive Option granted under the Plan shall be not less than the fair market value of the stock on the date such Incentive Option is granted, as determined by the Committee. The exercise price for each Non-Qualified Option granted under the Plan shall be determined by the Committee at the time such Non-Qualified Option is granted. In no event, however, shall the exercise price of any option be less than the par value (if any) of the Company's common stock. Payment for stock purchased upon exercise of any Option granted under the Plan shall be in cash at the time of exercise. The Committee also may permit payment or agree to permit payment by such alternative means as may be lawful.

         7. Nontransferability. Except as otherwise provided in the stock option agreement evidencing an option, no option granted under the Plan shall be transferable by the person to whom it was granted and shall not be exercisable by any other person. Each Option shall terminate immediately upon (i) the death of an option holder, (ii) the termination of an option holder's employment with the Company or any Subsidiary for any reason or (iii) the appointment of a legal representative in the event of an Option holder's mental incompetence.

         8. Adjustments. If the class of shares subject to the Plan is changed into or exchanged for a different number, class or kind of shares or securities of the Company or of another corporation, whether as the result of any one or more reorganizations, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends, mergers, consolidations or
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otherwise, an appropriate adjustment shall be made by the Committee in the number and/or type of shares or securities for which options may be granted under the Plan. The Committee also shall designate the appropriate changes that shall be made in Options then outstanding under the Plan. The Committee may make such adjustments either at the time the Option is granted or at the time of the event causing the adjustment. Any such adjustment in outstanding Options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such Options. Any adjustment under this Section 8 shall be made in such a manner as to comply with the provisions of the Code relating to incentive stock options. No such adjustment shall require the Company to issue a fractional share, and the total adjustment with respect to each outstanding Option shall be limited accordingly. All determinations of the Committee with respect to any such adjustments shall be final and binding on all Plan participants and Option holders.

         9. Duration of Plan. The Plan shall terminate on, and Options may not be granted after, April 15, 2000. The termination of the Plan shall not affect any Options then outstanding.

         10. Terms and Conditions of Options.

                  (a) Each Option granted pursuant to the Plan shall be evidenced by a written stock option agreement executed by the Company and the person to whom such Option is granted.

                  (b) No Incentive option shall be granted for a term of more than ten years, and no Non-Qualified option shall be granted for a term of more than eleven years.

                  (c) The stock option agreement may contain such other terms and conditions (not inconsistent with the Plan) as may be determined by the Committee including, without limitation, terms (i) requiring an option holder to give satisfactory assurances that the shares
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purchased by him pursuant to any such Option are being purchased for investment and not with a view to resale or distribution, and will not be transferred in violation of applicable securities laws; (ii) restricting the transferability of such shares and requiring a legend to be endorsed on the certificates representing the shares; and (iii) conditioning the exercise of an Option upon the listing, registration or qualification of the shares covered by such option upon a securities exchange or under applicable securities laws. If an Option, or any part of an option, is intended to qualify as an Incentive Option under
Section 422A of the Code, the stock option agreement shall contain those terms and conditions necessary to so qualify the option or such part of an Option.

         11. Rights of Option Holders. The holder of any option granted under the Plan shall have none of the rights of a shareholder with respect to the shares covered by his Option until such shares shall be issued to him upon the exercise of his Option. Nothing contained in this Plan or any Option granted pursuant to this Plan shall confer upon an Option holder any right to continue in the employment of the Company or any Subsidiary or shall prevent the Company or any Subsidiary from terminating the employment of such option holder at any time, with or without cause.

         12. Shareholder Approval. No Options granted under the Plan may be exercised prior to approval of the Plan by the holders of the majority of the outstanding shares of voting stock of the Company.

         13. Amendment and Termination of the Plan. The Board may at any time amend, suspend or terminate the Plan. However, no such action of the Board, unless taken with the approval of the shareholders of the Company, may:

                  (a) materially increase the benefits accruing to participants under the Plan;

                  (b) increase the number of shares that may be issued under the Plan (other than
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as contemplated by Section 8); or

                  (c) modify the requirements as to eligibility for participation in the Plan.


         No Option may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the holder's consent, alter or impair any rights or obligations under any Option granted to him under the Plan.

         14. Construction of the Plan. It is intended that this Plan and any Incentive Options granted under this Plan shall at all times meet the requirements of the Code relating to incentive stock options, and all terms used in this Plan and any Incentive Options granted hereunder shall be construed to that end.